EXHIBIT 10.2

THIRD AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into effective as of the 10th day of May, 2017, GAHC4 SW ILLINOIS SENIOR HOUSING PORTFOLIO, LLC, a Delaware limited liability company (“Buyer”), and A&M PROPERTY HOLDING, LLC, an Illinois limited liability company (“Seller”) and GARDEN PLACE, LLC, an Illinois limited liability company (the “Operator”).

W I T N E S S E T H:

Buyer, Seller and Operator entered into that certain Purchase and Sale Agreement effective as of March 13, 2017 (as previously amended, the “Purchase Agreement”). Capitalized terms not defined herein shall have the meaning given to them in the Purchase Agreement. Buyer, Seller and Operator desire to amend the Purchase Agreement as herein set forth.

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) in hand paid and in consideration of the covenants and agreements herein contained, the adequacy and sufficiency of which are hereby acknowledged by the parties, the parties hereto mutually agree as follows:

1.    Property Legal Descriptions. When the parties executed the Purchase Agreement, they did not know with certainty the legal description of the Land, and therefore the parties elected to attach an incomplete Exhibit A to the Purchase Agreement. With the legal description of the Land now known and agree to by the parties, Exhibit A to the Purchase Agreement is hereby deleted and replaced by the Exhibit A attached to this Amendment.

2.    Additional Closing Documents/Deliverables. In addition to the documents listed in Section 10(a) of the Purchase Agreement, Seller shall deliver the following at Closing (and the same shall be deemed to be included among the items referenced in Section 14(b) of the Purchase Agreement), provided that the failure of this condition precedent shall not give rise to the right of Purchaser to recover its closing costs following a termination of the Purchase Agreement:

a.    Operating Agreements Amendment: An amendment to Section 9.1 of the operating agreement of each of Seller and Operating in the form previously presented to Purchaser and approved by Purchaser, which amendment removes therefrom the language dissolving the companies upon the “sale or other disposition of substantially all of the assets of the Company and the receipt and distribution of all the proceeds therefrom.”

b.    For Garden Place of Columbia:

i.    Annexation: Seller will deliver a recordable copy of the annexation ordinance referenced in communications concerning Purchaser’s Objection to Exception #21 of the Title Report, along with any other document required by Title Insurer to fully effectuate the annexation;

ii.    Termination of Indemnity:  Seller will deliver a recordable, fully executed original of the draft agreement previously circulated and approved by Purchaser and Title Insurer providing for the termination of Exception # 23 of the Title Report as an encumbrance against the Property; and

c.    For Garden Place at Millstadt:

i.    Termination of Utility Rights:  Seller will deliver a fully executed, recordable agreement terminating the utility easement rights referenced in Exception 14 of the Title Report relating to the area located beneath the Facility, in form and substance acceptable to Title Insurer and Purchaser such that Title Insurer will remove same from the commitment; and

d.    For Garden Place at Red Bud:

i.    Easement Termination:  Seller will deliver a fully executed, recordable release and termination of the easement agreement referenced in Exception 17 of the Title Report in form and substance acceptable to Title Insurer and Purchaser such that Title Insurer will remove same from the commitment, or which terminates the easement to the extent located beneath the Facility constructed on said Property and contains the easement to unimproved portions thereof; and

e.    For Reflections at Garden Place: Seller will deliver the fully executed shed encroachment easement agreement in form and substance previously approved by Purchaser.

3.    Full Force and Effect. Except as specifically provided herein, the Purchase Agreement is unchanged and remains in full force and effect.

4.    Counterparts; Facsimile Execution. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered via telephonic or electronic facsimile or PDF transmission.

[Signatures on following page]

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment effective as of the day and year first set forth above.

“SELLER”		“BUYER”

A&M PROPERTY HOLDING, LLC,		GAHC4 SW Illinois Senior Housing
an Illinois limited liability company		Portfolio, LLC,
a Delaware limited liability company

By:	/s/ Brian W. Mueller	By:	/s/ Mathieu Streiff
	Brian W. Mueller	Name:	Mathieu Streiff
	Title: Manager	Its:	Authorized Signatory

“OPERATOR”

GARDEN PLACE, LLC,
an Illinois limited liability company

By:	/s/ Brian W. Mueller
Brian W. Mueller
Title: Manager

[Signature page to Amendment to Purchase and Sale Agreement]